FOREIGN CUSTODY MANAGER AGREEMENT


         AGREEMENT made as of December 10, 1997 , between COMSTOCK PARTNERS FUNDS, INC., on behalf of the Comstock Partners Capital Value Fund, a series thereof (the "Fund") and The Bank of New York ("BNY").

                               W I T N E S S E T H:

         WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

         WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and condition contained herein;

         NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "Board" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

         2. "Eligible Foreign Custodian" shall have the meaning provided in the Rule.

         3. "Monitoring System" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses 1(d) and 1(e) of Article III of this Agreement.

         4. "Qualified Foreign Bank" shall have the meaning provided in the Rule.

         5. "Responsibilities" shall mean the responsibilities delegated to BNY as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

         6. "Rule" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended, as such Rule became effective on June 16, 1997.

         7. "Securities Depository" shall mean any securities depository or clearing agency within the meaning of Section (a)(1)(ii) or (a)(1)(iii) of the Rule.
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                                       2
         8. "Specified Country" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

         Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the Rule.

                                   ARTICLE II
                        BNY AS A FOREIGN CUSTODY MANAGER

         1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

         2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

         3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, in the case of Qualified Foreign Banks, any material change in any contract governing such arrangements and in the case of Securities Depositories, any material change in the established practices or procedures of such Securities Depositories) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                   ARTICLE III
                                RESPONSIBILITIES

         1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in Section (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Qualified Foreign Bank are governed by a written contract with BNY (or, in the case of foreign custody arrangements with a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) that BNY has determined will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) require that each contract with a Qualified Foreign Bank shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph
(c)(1) of the Rule and in the case of a Qualified Foreign Bank, the contract governing the Fund's arrangements and any material change in such contract pursuant to paragraph (c)(2) of the Rule and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository; and (e) advise the Fund promptly whenever an arrangement (including, in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository) described in preceding clause (d) no longer meets the requirements of the Rule. Anything in this Agreement to the contrary notwithstanding, BNY shall in no event be deemed to have selected any Securities Depository the use of which is mandatory by law or regulation or because securities cannot be withdrawn from such Securities Depository, or because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices in the relevant market (each, a "Compulsory Depository"); it being understood however, that for each Compulsory Depository utilized or intended to be utilized by the Fund, BNY shall provide the Fund from time to time with information as it shall provide to its clients generally, addressing the factors set forth in Section (c)(1) of the Rule and shall provide BNY's opinions with respect thereto so that the Fund may determine the appropriateness of placing Fund assets therein.

         2. (a) For purposes of Clauses (a) and (b) of preceding Section 1 of this Article, with respect to Securities Depositories, it is understood that such determination shall be made on the basis of, and limited by, publicly available information with respect to each such Securities Depository and such other information as shall be in the possession of BNY's Global Custody and Network Management Department.

         (b) For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including, but not limited to,
(a) the use of Compulsory Depositories, (b) such country's financial infrastructure, (c) such country's prevailing custody and settlement practices,
(d) nationalization, expropriation or other governmental actions, (e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                   ARTICLE IV
                                 REPRESENTATIONS

         1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or its investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

         2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

                                    ARTICLE V
                                 CONCERNING BNY

         1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund, except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

         2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

         3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

         4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                   ARTICLE VI
                                  MISCELLANEOUS

         1. This Agreement constitutes the entire agreement between the Fund and BNY with respect to the subject matter hereof, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 993 Lenox Drive, Suite 106, Laurenceville, New Jersey 08648 or at such other place as the Fund may from time to time designate in writing.

         4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

         5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

         6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of such notice.

         IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                            COMSTOCK PARTNERS FUNDS, INC.
                                            on behalf of the Comstock Partners
                                            Capital Value Fund


                                            By: _____________________________

                                            Title:

                                            Tax Identification No.:


                                            THE BANK OF NEW YORK


                                            By: _____________________________

                                            Title:

                  FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT
                                                                 Exhibit 8(b)(1)

         AGREEMENT made as of this 10th day of December 1997 between Comstock Partners Fund, Inc. ("CPF"), a management investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended, (the "Act"), acting through its Board of Directors or their duly appointed representative on behalf of Comstock Partners Strategy Fund, a series of CPF (the "Fund"), and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Delegate").

WITNESSETH

         WHEREAS the Fund has appointed the Delegate as custodian (the "Custodian") of the Fund's Assets pursuant to a Custodian Agreements dated November 22, 1991 (the "Custodian Agreement");

         WHEREAS the Fund may, from time to time determine to invest and maintain some or all of the Fund's Assets outside the United States;

         WHEREAS the Board of Directors of the Fund (the "Board") wishes to delegate to the Delegate certain functions with respect to the custody of the Fund' Assets outside the United States;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and the Delegate agree as follows. Capitalized terms shall have the meaning indicated in Section 12 unless otherwise indicated.

         1. Maintenance of Fund's Assets Abroad. The Fund, acting through its Board or its duly authorized representative, hereby instructs Delegate pursuant to the terms of the Custodian Agreement to place and maintain the Fund's Assets within the countries listed in Schedule 1 attached hereto (as such Schedule may be amended from time to time in accordance herewith). Such instruction shall be deemed to include an instruction to use any Compulsory Securities Depository in any such country and shall represent a Proper Instruction under the terms of the Custodian Agreement. Countries may be added to Schedule 1 by written instruction of the Fund that is accepted in writing by the Delegate as an amendment to
Schedule 1. With respect to amendments adding countries to Schedule 1, the Fund acknowledges that - (a) the Delegate shall perform services hereunder with respect to the countries where it provides custodial services to the Fund under the Custodian Agreement; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Agreement shall require the Delegate to provide delegated or custodial services in any country not listed in Schedule 1 until such amended Schedule 1 has been accepted by the Delegate in accordance herewith.

         2. Delegation. Pursuant to the provisions of Rule 17f-5 under the Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform, only those duties set forth in this Agreement concerning the safekeeping of the Fund's Assets in each of the countries set forth in Schedule 1 hereto as amended from time to time. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Agreement, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund confirms to the Delegate that the Fund or its investment adviser has considered the Sovereign risk and prevailing country risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Compulsory Securities depository), and the laws relating to the safekeeping and recovery of the Fund's Assets held in custody pursuant to the terms of the Custodian Agreement.

         3. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

         (a) Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian; provided that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market, if maintained with the custodian, after considering all factors relevant to the safekeeping of such assets including without limitation:

         (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;
         (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;
         (iii) The Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the depository's operating history and number of participants; and
         (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

         (b) Contract Administration. In the case of an Eligible Foreign Custodian that is not a Securities Depository or a U.S. Bank, the Delegate shall ensure that the foreign custody arrangements shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:
         (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;
         (ii) That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;
         (iii) That beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;
         (iv) That adequate records will be maintained identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;
         (v) That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and
         (vi) That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

Any such contract may contain, in lieu of any or all of the provisions specified in this Section 3 (b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Assets as the specified provisions, in their entirety.

         (c) Limitation to Delegated Selection. Notwithstanding anything in this Agreement to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the

Delegate and shall not apply to Compulsory Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to
Section 7.


         4. Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Agreement. The Delegate shall monitor the continuing appropriateness of placement of the Fund's Assets in accordance with the criteria established under Section 3(a) of this Agreement. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Agreement.

         5. Reporting. The Delegate shall provide to the Board written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Agreement and shall promptly report as to any material changes to such foreign custody arrangements effected by the Delegate pursuant to said Section, with such reports to be provided to the Board at such times as the board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements (and until further notice from the Fund, such reports shall be provided not less that quarterly with respect to the placement of Fund's Assets with particular Eligible Foreign custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with the Eligible Foreign Custodians). Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 only to the extent specifically agreed with respect to the particular situation.

         6. Withdrawal of Fund's Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Agreement no longer meets the requirements of said Section, Delegate shall withdraw the Fund's Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund's Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Assets, it shall be the duty of the Delegate to promptly provide information regarding the particular circumstances to the Fund's Investment Adviser and to act only in accordance with Proper Instructions of the Fund or its Investment Advisor with respect to such liquidation or other withdrawal.

         7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Agreement, the Fund, acting through its Board, its Investment Adviser or its other authorized representative, may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian. In such event, the Delegate shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Agreement with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

         8. Standard of Care. In carrying out its duties under this Agreement, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund's Assets would exercise.

         9. Representations. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Agreement has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

         The Fund hereby represents and warrants that the Board has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Agreement has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

         10. Effectiveness; termination. This Agreement shall be effective as of the date on which this Agreement shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 75th day following the date on which the non-terminating party shall receive the foregoing notice. Notwithstanding the foregoing, in the event of a termination of the Custody Agreement, this Agreement shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

         11. Notices. Notices and other communications under this Agreement are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Agreement and executed by both parties.

         12. Definitions. Capitalized terms in this agreement have the following meanings:

         a. Compulsory Securities Depository - shall mean a Securities Depository the use of which is mandatory (i) under applicable law or regulation;
(ii) because securities cannot be withdrawn from the depository; or, (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

         b. Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) and shall also include a U.S. Bank.

         c. Fund's Assets - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

         d. Proper Instructions - shall have the meaning set forth in the Custodian Agreement.

         e. Securities Depository - shall have the meaning set forth in Rule 17f-5(a)(6).

         f. Sovereign Risk - shall have the meaning set forth in Section 7.D of the Custodian Agreement.

         g. U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the Act.


         13. Governing Law and Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

         14. Fees. Delegate shall perform its functions under this agreement for the compensation determined under the Custodian Agreement.

         15. Integration. This Agreement sets forth certain of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Agreement, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.

         16. Provision of Information Relating to Country Risk. In addition to the delegated duties set forth herein, and with respect to the jurisdictions listed in Schedule1, or added thereto pursuant to Section 1, the Delegate agrees to provide to the Board and/or the Fund's investment adviser, such information as may be reasonably available to the Custodian relating to:

         (a)  Information relevant to the compulsory nature of the depository;

         (b) Information as to the existence and merits of an alternative to a depository, including matters relevant to practices with regard to safekeeping, administration and settlement of assets;

         (c) Information relevant to the criteria established by Rule
17f-5(c)(1);

         (d) Information concerning the rules of the depository relevant to the assessment of the contractual terms required by Rule Section 17f-5(c)(2);

         (e) Information regarding the Compulsory Depository's corporate or other form, its ownership, regulatory framework and operating history;

The Custodian may provide information under this subsection by means of its regularly established mechanisms for the communication of client market information communication. In the provision of information under this Section, the Delegate shall be responsible to use reasonable care in the gathering of such information and may rely without limitation on reports and information distributed by the Compulsory Securities Depository, governmental or regulatory reports, reports of any auditor of a Compulsory Securities Depository, reports and analysis of industry groups or similar sources and commercial information services. Provision of information in accordance with this Section is not offered as financial, investment or other professional advice. The Custodian makes no warranty as to the accuracy or completeness of the information provided.

NOW THEREFORE, each of the parties has caused this Agreement to be executed by its duly authorized representatives, effective as of the date first above written.



BROWN BROTHERS HARRIMAN & CO.               COMSTOCK PARTNERS FUND,
                                                 INC., ON BEHALF OF COMSTOCK
                                                 PARTNERS STRATEGY FUND

By:   ______________________________        By: ____________________________

         Name:  ____________________            Name: ______________________

         Title:   __________________            Title:   ___________________

         Date:    __________________            Date:   ____________________